Exhibit 10.1

EXECUTION VERSION

CONSULTING AND SEPARATION AGREEMENT

THIS CONSULTING AND SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of July 27, 2016, by and among CoreSite Realty Corporation, a Maryland corporation (the “Company”), CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”), CoreSite., L.L.C., a Delaware limited liability company (“CoreSite L.L.C.”), and Thomas Ray (“Consultant”) (each, a “Party” and, collectively referred to herein as the “Parties”).

RECITALS

A.                                    Consultant currently serves as President and Chief Executive Officer of the Company pursuant to that certain employment agreement with CoreSite, L.L.C., dated August 1, 2010 (the “Employment Agreement”).

B.                                    Consultant and the Company desire to effect an orderly and collaborative transition of Consultant’s role with the Company from that of President and Chief Executive Officer of the Company and member of the Board of Directors of the Company (the “Board”) to that of a non-employee consultant to the Company, effective as of September 10, 2016 (the “Transition Date”).  Consultant and the Company mutually desire that, effective as of the Transition Date, (i) the Employment Agreement will terminate, this Agreement will supersede and replace the Employment Agreement in its entirety, except with respect to Sections 5, 6 and 7 of the Employment Agreement, which shall survive the termination of the Employment Agreement and shall continue in effect, and (ii) Consultant will cease to be an employee of the Company and will thereupon become an independent contractor of the Company performing consulting services.

C.                                    Consultant desires to perform such services on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Resignation; Accrued Compensation.  Consultant hereby (a) resigns from his position as President and Chief Executive Officer of the Company, as a member of the Board, and from all other offices held with the Company and/or its affiliates, including, without limitation, the Operating Partnership and CoreSite L.L.C., and (b) terminates his employment with all such entities, in each case, effective as of the Transition Date.  For the avoidance of doubt, except as set forth in Section 7 hereto, the Date of Termination (as defined in the Employment Agreement) shall be the Transition Date.  The Parties acknowledge and agree that the termination of Consultant’s employment as of the Transition Date shall constitute a termination of employment by mutual agreement of the Parties and that, without limiting any other provision, Consultant shall (i) not be entitled to receive any severance payments, benefits or accelerated vesting pursuant to Section 4(c) or any other provision of the Employment Agreement or be entitled to any other compensation, payments, reimbursement, equity, stock, options, benefits and remuneration (other than as expressly contemplated by this Agreement) and

(ii) be entitled to the compensation, payments, reimbursement, equity, stock, options, benefits and remuneration expressly set forth in this Agreement.  As of the Transition Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor Consultant shall have any further obligations pursuant thereto; provided, however, that Sections 5, 6 and 7 of the Employment Agreement shall survive the termination of the Employment Agreement and shall continue in full force and effect.  Upon the Transition Date, the Company shall pay to Consultant (i) all accrued but unpaid Base Salary (as defined in the Employment Agreement), if any, through the Transition Date, (ii) all reasonable travel and other business expenses in accordance with Section 2(f) of the Employment Agreement, which have accrued but have not been paid (if any), in each case, subject to any applicable withholding. Executive shall also be entitled to (i) all amounts accrued as of the Transition Date that arose from Executive’s participation in, or benefits accrued as of the Transition Date under, any employee benefit plans, programs or arrangements, which amounts or benefits shall be paid or provided in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, including but not limited to accrued but unused vacation, and (ii)  subject to the terms of this Agreement (to the extent applicable), any equity interests or awards that vest on or before the Transition Date.  In addition, subject to and conditioned upon Consultant’s execution and delivery to the Company of the Release (as defined below) within 21 days following the Transition Date and non-revocation of such Release during any applicable revocation period and Consultant’s continued compliance with the terms and conditions of this Agreement, the Company shall pay to Consultant a cash bonus (the “Pro-Rated Performance Bonus”) as follows:

A.            $321,622 multiplied by the company bonus performance multiplier as determined under Company’s 2016 Executive Short-Term Incentive Plan (the “2016 Short-Term Incentive Plan”), including the bonus payout grid, approved by the Board on March 2, 2016; plus

B.            $80,405

The Pro-Rated Performance Bonus shall be paid as set forth in the 2016 Short-Term Incentive Plan in cash in a single lump sum, subject to payroll taxes and tax withholding, on March 13, 2017 (the “Performance Bonus Payment Date”).  Notwithstanding anything contained in the 2016 Short-Term Incentive Plan, Consultant shall be entitled to payment of the Pro-Rated Performance Bonus notwithstanding the termination of his employment as President and Chief Executive Officer of the Company prior to the date the Pro-Rated Performance Bonus is made eligible for payment under the 2016 Short-Term Incentive Plan.

2.                                      Term.  The term of this Agreement shall be for a period commencing as of the Transition Date and ending on June 30, 2017 (the “Consulting Period”), unless this Agreement and the consulting relationship established hereby are earlier terminated as provided for herein.  Consultant shall not request or seek any extension of the Consulting Period.

3.                                      Services.

(a)                                 During the Consulting Period, Consultant, as an independent contractor and not as an employee, shall provide (i) such services as are reasonably necessary in order to support a smooth and orderly transition in the transfer of Consultant’s prior employment responsibilities to the new President and Chief Executive Officer of the Company or, at his direction, other employees of the Company, particularly including pending matters of which

Consultant has the principal knowledge and background information, (ii) introductions to key investors, analysts and customers, as requested by the new President and Chief Executive Officer of the Company, and (iii) such other services as reasonably agreed to between Consultant and the new President and Chief Executive Officer of the Company, including, without limitation, reviewing iterative drafts of the 2017 budget prepared by the Company and the new President and Chief Executive Officer of the Company (the “Budget”), providing comments and suggestions to the new President and Chief Executive Officer of the Company regarding the Budget and providing guidance on the oversight of the Company’s in-process development projects (collectively, the “Services”).

(b)                                 Consultant shall devote such time as is reasonably necessary to perform such Services.  Consultant may perform any and all services under this Agreement by telephone and by email.  To the extent that Consultant performs the Services on the Company’s premises, Consultant’s primary office shall be located at the Company’s principal executive office at 1001 17th Street, Suite 500, Denver, Colorado 80202.  Consultant shall comply with all applicable policies and procedures of the Company in all material respects (including, without limitation, any technology use, confidentiality, insider trading and work authorization policies and procedures).

(c)                                  The Parties agree that Consultant’s engagement pursuant to this Agreement is non-exclusive, and during the Consulting Period, Consultant shall be entitled to perform or engage in any activity that is not prohibited by this Agreement, including any provision of the Employment Agreement incorporated herein.

(d)                                 Notwithstanding anything contained in this Agreement, Consultant does not have any authority to enter into agreements or contracts on behalf of the Company, and shall not represent that he possesses any such authority.

4.                                      Compensation for Services.  Subject to and conditioned upon Consultant’s execution and delivery to the Company of the release of claims in the form attached hereto as Exhibit A (the “Release”) within 21 days following the Transition Date and non-revocation of such Release during any applicable revocation period and Consultant’s continued compliance with the terms and conditions of this Agreement, including, without limitation, the confidentiality, non-disparagement and non-solicitation covenants described in Section 7 below:

(a)                                 During the Consulting Period, the Company shall pay Consultant a fee of $349,192 (the “Consulting Fee”).  The Consulting Fee shall be paid to Consultant in substantially equal installments (other than the first, which shall be prorated for the number of days in September that Consultant served as Consultant), payable within five business days of the last day of each month during the Consulting Period; provided, that in no event shall any portion of the Consulting Fee be paid to Consultant later than July 3, 2017, and any portion of the Consulting Fee that would otherwise be paid after July 3, 2017 (if any) shall instead be paid on July 3, 2017.  Notwithstanding the foregoing, in no event shall any portion of the Consulting Fee be paid to Consultant prior to the expiration of any revocation period applicable under the Release (and any amounts that would otherwise be paid prior to such expiration shall instead be paid on the next monthly payment date).

(b)                                 Subject to Section 6(a) hereof, (i) each  performance-based restricted stock award (and related accrued dividends), award of restricted stock (and related accrued dividends) and stock option granted to Consultant under the Amended and Restated 2010 Incentive Award Plan (the “Plan”) of the Company and the Operating Partnership prior to the Transition Date that remains outstanding as of the Transition Date  shall, subject to Consultant’s continued provision of Services hereunder, remain outstanding and eligible to vest during the Consulting Period in accordance with its terms (other than any continued employment requirement), as contemplated by the Plan.  For the avoidance of doubt, through the Consulting Period (including any equity awards outstanding as of the Transition Date), a maximum of 38,118 performance-based restricted stock awards and related accrued dividends (subject to downward adjustment based on (i) the Company’s performance for fiscal 2016 and (ii) the Company’s cumulative performance for fiscal 2014 through fiscal 2016), 36,759 awards of restricted stock and related accrued dividends and 15,045 stock options granted to Consultant, in each case, under the Plan may vest in accordance with the preexisting vesting schedules attached hereto as Exhibit B and the terms and conditions of this Agreement (each, an “Employment Award”).

(c)                                  During the Consulting Period, the Company shall reimburse Consultant for reasonable business travel and other reasonable documented business expenses incurred in connection with Consultant’s provision of the Services.

5.                                      Termination of Awards.  Any and all equity awards granted to Consultant under the Plan that have not vested as of the termination of the Consulting Period shall be terminated and forfeited as of June 30, 2017, unless earlier terminated and forfeited in accordance with this Agreement or the Plan, as applicable, and Consultant shall have no further right to or interest in any such equity awards.  Notwithstanding the foregoing, unless this Agreement is terminated in accordance with Section 6(b), any stock options granted to Consultant under the Plan that are vested and remain exercisable may be exercised by Consultant in accordance with the Plan on or prior to June 30, 2018; provided that no stock option may be exercised more than 10 years from the Grant Date (as defined in Exhibit A of the Employment Agreement).  Any and all stock options granted to Consultant under the Plan that have not been exercised or exchanged by June 30, 2018, shall be terminated and forfeited.

6.                                      Termination of Consultancy.  Either the Company or Consultant may terminate the Consulting Period and the consulting relationship established hereby at any time, for any reason, upon written notice to the other party, subject to the following requirements upon termination.

(a)                                 Termination Without Cause, or For Good Reason.  If the Consulting Period and the consulting relationship established hereby are terminated (i) by the Company without Cause (as defined below) or (ii) by Consultant for Good Reason (as defined below), then, subject to Consultant’s timely execution and delivery to the Company of a release within 21 days following the termination date and non-revocation of such release during any applicable revocation period, which release shall be substantially similar to the Release (and notwithstanding anything in Section 4 hereof to the contrary), (A) each Employment Award shall vest in full immediately prior to any such termination, (B) the Company shall pay the Pro-Rated Performance Bonus on the Pro-Rated Performance Bonus Payment Date and (C) the Company shall continue to pay the Consulting Fee in accordance with Section 4(a) hereof, provided, however, that the accelerated vesting and payment continuation contemplated by this Section 6(a) shall not occur or begin, as applicable, until any revocation period applicable under the Release has expired and, if the consideration and revocation periods span two calendar years, all such vesting and payments shall occur in the latter calendar year (and, in the case of the Consulting Fee, on or prior to June 30, 2017).  For the avoidance of doubt, upon a termination of the Consulting Period and Consultant’s Services hereunder pursuant to this Section, each Employment Award shall remain outstanding and eligible to vest during any Release consideration and revocation period.

(b)                                 Termination upon Death or Disability, or for Non-Performance.  If the Consulting Period and the consulting relationship established hereby are terminated (i) by reason of Consultant’s death or Disability (as defined below), or (ii) by the Company for Non-Performance, pursuant to Section 6(f)(i)(A) of the “Cause” definition below, then, subject to Consultant’s timely execution and delivery to the Company of a release within 21 days following the termination date and non-revocation of such release during any applicable revocation period, which release shall be in the form of the Release (and notwithstanding anything in Section 4 hereof to the contrary), (A) each Employment Award shall vest in full immediately prior to any such termination, (B) the Company shall pay the Pro-Rated Performance Bonus on the Pro-Rated Performance Bonus Payment Date and (C) the Company shall pay the Consulting Fee earned through the date of termination, but not yet paid to Consultant, and Consultant shall immediately forfeit all Consulting Fees payable with respect to periods of service following such termination; provided, however, that the accelerated vesting contemplated by this Section 6(b) shall not occur, as applicable, until any revocation period applicable under the Release has expired and, if the consideration and revocation periods span two calendar years, all such vesting shall occur in the latter calendar year.  For the avoidance of doubt, upon a termination of the Consulting Period and Consultant’s Services hereunder pursuant to this Section, each Employment Award shall remain outstanding and eligible to vest during any Release consideration and revocation period.

(c)                                  Termination For Cause (other than Non-Performance) or Without Good Reason.  If the Consulting Period and the consulting relationship are terminated by the Company for Cause (other than Non-Performance as defined by Section 6(f)(i)(A), below) or by Consultant without Good Reason, the Company shall pay to Consultant (i) any portion of the Consulting Fee that has been earned but unpaid through such date of termination, and (ii) the Pro-Rated Performance Bonus on the Pro-Rated Performance Bonus Payment Date.  Notwithstanding anything contained in this Agreement, Consultant shall immediately forfeit (i) all Consulting Fees payable with respect to periods of service following such termination date, and (ii) any and all then-unvested Company equity awards held by Consultant (including without limitation any Employment Awards) and Consultant shall have no further right to or interest in any such equity awards.

(d)                                 Return of Property; Inventions.

(i)                                     Upon the termination of the Consulting Period and Consultant’s Services hereunder for any reason, Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in his possession, custody or control.  Such property includes, without limitation:  (A) any materials of any kind that Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the

Company (and all reproductions thereof), (B) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, (C) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties and (D) electronically stored information.

(ii)                                  All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Consultant may discover, invent or originate during the Consulting Period, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company. Consultant shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein. Consultant hereby appoints the Company as Consultant’s attorney-in-fact to execute on Consultant’s behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

(e)                                  Exclusivity of Benefits.  Except as expressly provided in this Agreement, the Company shall have no further obligations to Consultant upon termination of the Consulting Period and Consultant’s Services hereunder.

(f)                                   Definitions.  For purposes of this Agreement, the following definitions shall apply:

(i) “Cause” shall mean the occurrence of any one or more of the following events:

(A)  Consultant’s failure to substantially perform the Services (other than any such failure resulting from Consultant’s death or Disability) (“Non-Performance”);

(B)   Consultant’s material breach of this Agreement (other than Non-Performance);

(C) Consultant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;

(D) Consultant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing Consultant’s duties and responsibilities under this Agreement; or

(E)  Consultant’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates; provided that no act or failure to act on the part of Consultant shall be considered “willful” unless it is done, or omitted to be done, by Consultant in bad faith or without reasonable belief that Consultant’s action or omission was in the best interests of the Company. Any act or failure to act, based upon written authority issued by the President and Chief Executive Officer of the Company shall be conclusively presumed to be done, or omitted to be done, by Consultant in good faith and in the best interests of the Company

Notwithstanding the foregoing, in the case of clauses (A) and (B)  above, no Cause will have occurred unless and until the Company has: (a) provided Consultant, within 60 days of the Company’s knowledge of the occurrence of the facts and circumstances underlying the Cause event, written notice stating with specificity the applicable facts and circumstances underlying such finding of Cause; and (b) provided Consultant with an opportunity to cure the same within 30 days after the receipt of such notice. If Consultant fails to cure the same within such 30 days, then “Cause” shall be deemed to have occurred as of the expiration of the 30-day cure period. For the avoidance of doubt, Consultant’s death or Disability shall not constitute “Cause” hereunder.

(ii)                                  “Disability” shall mean Consultant’s inability to perform, with or without reasonable accommodation, the essential functions of Consultant’s Services hereunder for a total of three months (unless a longer period is required by applicable law) during any six-month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to Consultant or Consultant’s legal representative, with such agreement as to acceptability not to be unreasonably withheld or delayed.  Any refusal by Consultant to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of Consultant’s Disability.

(iii)                               “Good Reason” shall mean the Company’s material breach of the Company’s obligations under this Agreement; provided that, no Good Reason will have occurred unless and until Consultant has: (a) provided the Company, within 60 days of Consultant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; and (b) provided the Company with an opportunity to cure the same within 30 days after the receipt of such notice. If the Company fails to cure the same within such 30 days, then the termination shall be deemed to occur as of the expiration of the 30-day cure period.

7.                                      Reaffirmation of Prior Agreements.  The parties acknowledge and agree that Consultant previously made certain representations, warranties and covenants with respect to (i) confidential information and (ii) competition and non-solicitation as set forth in Sections 5 and 6 of the Employment Agreement.  Notwithstanding anything contained in this Agreement, Consultant hereby reaffirms the representations, warranties and covenants set forth in Sections 5 and 6 of the Employment Agreement and acknowledges and agrees that the provisions of Sections 5 and 6 of the Employment Agreement shall survive the termination of Consultant’s employment with the Company and shall remain in full force and effect and that Consultant shall be bound by their terms and conditions; provided that, the Restriction Period (as defined in Section 5(d) of the Employment Agreement) shall end on the date that is at the conclusion of 12 months following the termination of the Consulting Period.  Notwithstanding anything to the contrary in this Agreement or Sections 5, 6, and 7 of the Employment Agreement, Consultant’s continuing confidentiality obligations under the Employment Agreement do not prohibit him from disclosing Confidential Information (as defined in the Employment Agreement) to a federal, state or local government official or to an attorney for the purpose of reporting or investigating a violation of law or in a court filing under seal.  Accordingly, Consultant hereby acknowledges and understands that pursuant to the Federal Trade Secrets Act of 2016, he has been advised that he has immunity from being held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

8.                                      Cooperation; Press Release.  In addition to the Services (and without further compensation), Consultant agrees that, following the Transition Date and for 12 months following the termination of the Consulting Period, Consultant will use commercially reasonable efforts to participate in any depositions, interviews or testimony to the extent reasonably requested by the Company, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters that (a) were within the scope of Consultant’s duties and responsibilities to the Company and its affiliates during employment with the Company and (b) other members of management of the Company do not have sufficient information to provide necessary facts.  The Company and Consultant agree to issue a press release regarding Consultant’s termination of employment and transition to a consulting role substantially in the form attached hereto as Exhibit C.

9.                                      Mutual Non-Disparagement.  Consultant agrees, during the Consulting Period and through December 31, 2018, to refrain from disparaging the Company and its affiliates, including any of its services, technologies or practices, or any of its directors, officers, agents, representatives or stockholders, either orally or in writing. The Company agrees, during the Consulting Period and through December 31, 2018, the Company and its officers and directors will refrain from disparaging Consultant.  Nothing in this paragraph shall preclude Consultant, the Company or the Company’s directors, officers, employees, agents, representatives or stockholders from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to otherwise assert its or his rights under this Agreement or otherwise against each other.

10.                               Representations; Warranties; and Covenants.

(a)                                 Consultant represents and warrants that Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from performing hereunder or complying with the provisions hereof, and further agrees that Consultant will not enter into any such conflicting agreement or relationship during the Consulting Period (except as may be permitted pursuant to Section 3(c) hereof).  During the Consulting Period, Consultant agrees to comply with the (i) Amended and Restated CoreSite Realty Corporation Insider Trading Policy, approved December

4, 2014 (the “Insider Trading Policy”), and (ii) any applicable ethics policy and business conduct policy of the Company, but may adopt a Section 10b5-1 trading plan consistent with such obligations.  The Company shall evaluate all trading requests by Consultant under the Insider Trading Policy in good faith and in a manner no less favorable than requests made under the Insider Trading Policy by then-current employees of the Company.  For purposes of the Insider Trading Policy, during the Consulting Period Consultant shall be deemed to be an “officer.”  Consultant agrees that during the Consulting Period Consultant shall own vested common stock, par value $0.01 per share, of the Company in an amount not less than the lesser of (a) 34,000 shares and (b) the number of shares correlating to a market value of not less than $2,900,000.

(b)                                 Consultant agrees to not use Proprietary Information (as defined in Section 6 of the Employment Agreement) and Inventions (as defined in Section 7 of the Employment Agreement) during the Consulting Period for personal gain or take advantage of any business opportunities that arise as a result of this Agreement in which the Company has an interest or bona fide expectancy.

(c)                                  Consultant hereby acknowledges (i) that Consultant has consulted with or has had the opportunity to consult with independent counsel of Consultant’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that Consultant has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Consultant’s own judgment.

11.                               Independent Contractor.  Consultant expressly acknowledges and agrees that, as of the Transition Date, he is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever.  Except as expressly contemplated by this Agreement, the Company shall not be obligated to (a) pay on the account of Consultant any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of Consultant for income tax purposes or (c) provide Consultant with any benefits, including without limitation, health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance.  Notwithstanding Consultant’s status as an independent contractor of the Company, the Company shall withhold such taxes as are required by law from the amounts payable hereunder, including, without limitation, the Pro-Rated Performance Bonus and the relevant portion of any Company equity award as compensation for service as an employee of the Company prior to the Transition Date.  Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon.  Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment or Board membership to Consultant at any time.  Consultant further represents and warrants that he will in good faith attempt to file or have filed all required forms and necessary payments appropriate to Consultant’s tax status as an independent consultant and shall not claim any other status.  Consultant shall indemnify and hold the Company harmless from all costs which the Company may incur as a result of litigation initiated by Consultant determining a change of status, to the extent that Consultant receives any financial benefit from such determination.  In the event that Consultant initiates a process to change his status for income tax purposes, Consultant agrees to hold the Company harmless from all costs, including legal fees, which the Company may incur as a result of such change in status.  The Company shall indemnify and hold Consultant harmless from all costs which Consultant may incur as a result of litigation initiated by the Company determining a change of status.  In the event that the Company initiates a process to change Consultant’s status for income tax purposes, the Company agrees to hold Consultant harmless from all costs, including legal fees, which Consultant may incur as a result of such change in status.

12.                               Assignment.  This Agreement and the rights and duties hereunder are personal to Consultant and shall not be assigned, delegated, transferred, pledged or sold by Consultant without the prior written consent of the Company.  Consultant hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company, or (b) to any third party (i) that acquires all or substantially all of the assets of the Company or (ii) that is the surviving or acquiring corporation in connection with a merger, conversion, consolidation or other acquisition involving the Company.  This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

13.                               Injunctive Relief.

(a)                                 It is recognized and acknowledged by Consultant that a breach of the covenants contained in Sections 6(d), 7 and 9 hereof (and any provision of the Employment Agreement referenced therein) will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Consultant agrees that in the event of a breach of any of the covenants contained in in Sections 6(d), 7 and 9 hereof (and any provision of the Employment Agreement referenced therein), in addition to any other remedy which will be available at law or in equity, the Company will be entitled to seek specific performance and injunctive relief.

(b)                                 It is recognized and acknowledged by the Company that a breach of the covenant contained in Section 9 will cause irreparable damage to Consultant, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Company agrees that in the event of a breach of the covenant contained in Section 9, in addition to any other remedy which may be available at law or in equity, Consultant will be entitled to seek specific performance and injunctive relief.

14.                               Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Consultant:  at Consultant’s most recent address on the records of the Company with a copy to.

Thomas Ray

15348 Spruce Street

Broomfield, CO  80023

If to the Company and/or the Operating Partnership:

CoreSite Realty Corporation

1001 17th Street, Suite 500

Denver, CO 80202

Attention: General Counsel

with a copy to:

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, MD 21202

Attn:  Michael D. Schiffer

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

15.                               Section 409A.  This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), and it shall be interpreted and administered in accordance with such intent.  Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with Consultant to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, reasonably necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 15 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.  Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.  To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.  The parties intend and agree that Consultant experienced a “separation from service” from the Company within the meaning of Treasury Regulation Section 1.409A-1(b)(h)(2) upon the Transition Date.  If any compensation to be paid to Consultant under Section 6 as a result of the termination of the consultancy, the consulting relationship or the Consulting Period is “nonqualified deferred compensation” subject to Section 409A, such terms in relation to the consultancy shall have the same meaning as a “separation from service” from the Company within the meaning of Treasury Regulations Section 1.409A-1(b)(h)(2).  Any payments or benefits that are “nonqualified deferred compensation” shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment by creditors, or borrowing, to the extent necessary to avoid tax, penalties and/or interest under Section 409A.

16.                               Withholding.  The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold.  The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

17.                               Survival.  Section 6(d) (Return of Property; Inventions), Section 7 (Reaffirmation of Prior Agreements) (incorporating by reference Sections 5, 6 and 7 of the Employment Agreement), Section 8 (Cooperation), Section 9 (Mutual Non-Disparagement) Section 10 (Representations; Warranties; and Covenants), Section 11 (Independent Contractor) and Sections 13-23 hereof shall survive any termination of this Agreement and shall continue in effect.

18.                               Governing Law.  This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Colorado, without reference to the principles of conflicts of law of the State of Colorado or any other jurisdiction, and where applicable, the laws of the United States.

19.                               Entire Agreement; Counterparts.  Effective as of the Transition Date, this Agreement, the Release and any applicable equity award agreements as modified hereby, constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  Without limiting the generality of the foregoing, Consultant hereby agrees that as of the Transition Date, the Employment Agreement is hereby terminated and shall be of no further force or effect, except for Sections 5, 6 and 7 thereof (as modified by this Agreement), which shall survive such termination.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

20.                               Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Consultant and a duly authorized officer of Company. By an instrument in writing similarly executed, Consultant or a duly authorized officer of the Company may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

21.                               Arbitration.  Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by a binding arbitration process administered by JAMS/Endispute in Denver, Colorado. Such arbitration shall be conducted in accordance with the then-existing JAMS/Endispute Rules of Practice and Procedure, with the following exceptions if in conflict: (a) the Company and Consultant shall work together in good faith to together select one arbitrator; provided that, if the Company and Consultant are not able to together select one arbitrator within 10 days after using such good faith efforts, one arbitrator shall be chosen by JAMS/Endispute; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; provided that, in the event that the JAMS/Endispute rules, any express statutory provisions, or controlling case law conflicts with this allocation and requires the payment of administrative costs of arbitration by the Company, the administrative costs of arbitration will be paid by the Company; and (c) arbitration may proceed in the absence of any Party if written notice (pursuant to the JAMS/Endispute rules and regulations) of the proceedings has been given to such Party. Each Party shall bear its own attorneys’ fees and expenses; provided that, the prevailing party (or substantially prevailing party, as determined by the arbitrator) shall be entitled to recover its reasonable attorneys’ fees and expenses from the other party, and the expenses and fees of the arbitrator and expenses of the arbitration shall be paid by the unsuccessful party (or substantially unsuccessful party, as determined by the arbitrator). The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Agreement. This dispute resolution process and any arbitration hereunder shall be confidential and neither any Party nor the neutral arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all Parties. If JAMS/Endispute no longer exists or is otherwise unavailable, the Parties agree that the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing rules. In such event, all references herein to JAMS/Endispute shall mean AAA.  Notwithstanding the foregoing, Consultant and the Company each have the right to resolve any issue or dispute over intellectual property rights or Section 7 of this Agreement (incorporating by reference Sections 5, 6 and 7 of the Employment Agreement) by Court action instead of arbitration.

22.                               Construction.  This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

23.                               Severability.  The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Consultant has hereunto set Consultant’s hand and, pursuant to the authorization from the Board, each of the Company and the Operating Partnership, has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

CORESITE REALTY CORPORATION,
a Maryland corporation

By:	/s/ Jeffrey S. Finnin
Jeff Finnin
Chief Financial Officer

CORESITE, L.P., a Delaware limited partnership

By:	CoreSite Realty Corporation, its general partner

By:	/s/ Jeffrey S. Finnin
Jeff Finnin
Chief Financial Officer

CORESITE L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
Jeff Finnin
Chief Financial Officer

“CONSULTANT”

/s/Thomas M. Ray
Thomas M. Ray

EXHIBIT A

GENERAL RELEASE

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby agree as follows:

1.                                      Release of Claims. The undersigned agrees that the consideration set forth in the Consulting and Separation Agreement (the “Consulting and Separation Agreement”; capitalized terms used but not defined in this Release (as defined below) shall have the meanings set forth in the Consulting and Separation Agreement) to which this general release (this “Release”) is an Exhibit, represents settlement in full of all outstanding obligations owed to the undersigned by  CoreSite Realty Corporation, a Maryland corporation (the “Company”), any of its direct or indirect subsidiaries and affiliates (including, without limitation, the Operating Partnership and CoreSite, L.L.C.), and any of their current and former officers, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”).  The undersigned, on his own behalf and on behalf of any of undersigned’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, successors and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that undersigned may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date (as defined in Section 6 below) of this Release, including, without limitation:

(a)                                 any and all claims relating to or arising from the undersigned’s employment, service or consulting relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of those relationships;

(b)                                 any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(c)                                  any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the

Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; Dodd—Frank Wall Street Reform and Consumer Protection Act;

(d)                                 any and all claims for violation of the federal or any state constitution;

(e)                                  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(f)                                   any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by the undersigned as a result of the undersigned’s Employment Agreement (as defined in the Consulting and Separation Agreement); and

(g)                                  any and all claims for attorneys’ fees and costs.

The undersigned agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release (A) claims that cannot be released as a matter of law, including, but not limited to, the undersigned’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that the undersigned’s release of claims herein bars the undersigned from recovering such monetary relief from the Company or any Releasee), (B) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (C) claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, (D) claims to any benefit entitlements vested as of the date of separation of the undersigned’s employment pursuant to any employee benefit plan of the Company or its affiliates, (E) claims arising under the Consulting and Separation Agreement, (F) any and all rights of the undersigned to indemnification, advancement of expenses or reimbursement under applicable law, the Indemnification Agreement, dated as of            , 20  , by and between the Company and the undersigned or the charter and Bylaws of the Company in effect on the date hereof, and (G) any rights of the undersigned under the Company’s or its affiliates’ or successors’ D&O policy(ies).

2.                                      Acknowledgment of Waiver of Claims under ADEA.  The undersigned understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. The undersigned understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. The undersigned understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the undersigned was already entitled. The undersigned further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has 21 days within which to consider this Release; (c) he has 7 days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes the undersigned from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event the undersigned signs this Release and returns it to the Company in less than the 21 day period identified above, the undersigned hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release.

3.                                      Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Release shall continue in full force and effect without said provision or portion of provision.

4.                                      No Oral Modification. This Release may only be amended in a writing signed by the undersigned and a duly authorized officer of the Company.

5.                                      Governing Law; Dispute Resolution. This Release shall be subject to the provisions of Sections 18 and 21 of the Consulting and Services Agreement.

6.                                      Effective Date. The undersigned has seven days after the undersigned signs this Release to revoke it and this Release will become effective on the eighth day after the undersigned signed this Release, so long as it has been signed by the undersigned and has not been revoked by the undersigned before that date (the “Effective Date”).

7.                                      Voluntary Execution of Agreement. The undersigned understands and agrees that he executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. The Release acknowledges that: (a) he has read this this Release; (b) he has not relied upon any representations or statements made by the Company that are not specifically set forth in this Release; (c) he has been represented in the preparation, negotiation, and execution of this Release  by legal counsel of his own choice or has elected not to retain legal counsel; (d) he understands the terms and consequences of this Release and of the releases it contains; and (e) he is fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, the undersigned executed this Release on the date set forth below.

Dated:

Thomas M. Ray

EXHIBIT B

Restricted Stock Awards (RSAs)

		Total Unvested	# Vesting in
Restricted Shares (RSAs)	Total Grant	RSAs	Feb/March 2017
2013 RSAs	27,778	6,945	6,945
2014 RSAs	41,601	13,853	13,853
2015 RSAs	27,431	18,269	9,135
2016 RSAs	20,497	20,497	6,826
Totals	117,307	59,564	36,759

Stock Options

	Total		# Vesting in
Stock Options	Outstanding	Unvested	Feb/March 2017
Outstanding Stock Options
2012 Grant @ $23.99	18,750	0	0
2013 Grant @ $32.40	30,090	15,045	15,045
Totals	48,840	15,045	15,045

Performance Shares Awards (PSAs) 2014-2016 Cycle

		Earned &	# Vesting in
	Maximum	Banked to Date	Feb/March 2017
2014-2016 Performance Share	Award Granted	(1)	(2)
Granted	41,601	n/a	n/a
2014 Tranche (20% total)	8,320	4,837	4,837
2015 Tranche (20% total)	8,320	8,320	8,320
2016 Tranche (20% total)	8,320	8,320	8,320
2014-2016 Tranche (40% total)	16,640	16,640	16,640
Total	41,601	38,118	38,118

(1)         2014 and 2015 Tranches are actual amounts earned and banked. 2016 and 2014-2016 are projected at maximum based on performance through June 30, 2016.

(2)         Final award to be certified and determined by the Compensation Committee in its sole discretion.

EXHIBIT C

[Press Release]